PRESS RELEASE	Exhibit 99.1

Investor Contacts:		Press Contacts:
Marlene S. Dooner	(215) 286-7392	D’Arcy Rudnay	(215) 286-8582
Jane B. Kearns	(215) 286-4794	John Demming	(215) 286-8011
Michael A. Kelman	(215) 286-3035

COMCAST REPORTS 4th QUARTER AND YEAR END 2011 RESULTS

2011 Consolidated Revenue Increased 47%, Operating Cash Flow Increased 26% and

Operating Income Increased 34%

Free Cash Flow Increased 30% to $7.0 Billion, including $5.2 Billion from Cable and $1.8 Billion from NBCUniversal

Dividend and Share Repurchases Totaled $3.3 Billion in 2011

Dividend to Increase 44% to $0.65 per Share on an Annualized Basis;

Share Repurchase Authorization of $6.5 Billion Approved by the Board,

with $3 Billion to be Repurchased in 2012, a 40% Increase from 2011

Philadelphia, PA – February 15, 2012…Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter and year ended December 31, 2011.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “Last year was a very important year for our company. Cable continued to drive innovation, increase new product introductions and transform the customer experience, and we successfully integrated NBCUniversal. We also reported strong financial and operating results in both the fourth quarter and for the full year. Specifically, cable had another terrific quarter of improving customer metrics, demonstrating that our new XFINITY brand and our intensified focus on service and innovation are making a real difference. Our results at NBCUniversal underscore the strong performance of the cable networks and theme parks, and we continue to make progress enhancing the franchise values of its businesses.

As we begin 2012, the strength of our businesses and free cash flow generation will allow us to continue to build value and consistently return capital to shareholders. To underscore our optimism, we are increasing our dividend by 44% and have instituted a new $6.5 billion share repurchase plan, with $3 billion to be repurchased this year.”

($ in millions) Consolidated Results	4th Quarter			Full Year
	2010	2011	Growth	2010	2011*	Growth
Revenue	$9,721	$15,042	54.7%	$37,937	$55,842	47.2%
Operating Cash Flow (OCF)[1]	$3,716	$4,916	32.3%	$14,596	$18,357	25.8%
Operating Income	$2,013	$2,918	45.0%	$7,980	$10,721	34.3%
Earnings per Share	$0.36	$0.47	30.6%	$1.29	$1.50	16.3%
Free Cash Flow[2]	$1,121	$1,876	67.4%	$5,388	$7,009	30.1%
* Full Year 2011 includes 11 months of NBCUniversal results.

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Consolidated Financial Results

Consolidated financial results include NBCUniversal as of January 28, 2011 and 100% of Universal Orlando as of July 1, 2011.

Revenue increased 54.7% in the fourth quarter of 2011 to $15.0 billion, while Operating Cash Flow increased 32.3% to $4.9 billion and Operating Income increased 45.0% to $2.9 billion.

For the year ended December 31, 2011, revenue increased 47.2% to $55.8 billion, while operating cash flow increased 25.8% to $18.4 billion and operating income increased 34.3% to $10.7 billion.

Earnings per Share3 (EPS) for the fourth quarter of 2011 was $0.47, a 30.6% increase from the $0.36 reported in the fourth quarter of 2010. Excluding NBCUniversal transaction and related costs and other non-recurring items, EPS increased 34.3% in the fourth quarter of 2011 (see Table 4).

EPS for the year ended December 31, 2011 was $1.50, a 16.3% increase from the $1.29 reported in the prior year. Excluding NBCUniversal transaction and related costs and other non-recurring items, EPS increased 20.6% to $1.58 compared to $1.31 in 2010 (see Table 4).

Free Cash Flow (excluding any impact from the Economic Stimulus packages) increased 67.4% to $1.9 billion in the fourth quarter of 2011 compared to $1.1 billion in the fourth quarter of 2010, reflecting growth in consolidated operating cash flow, partially offset by an increase in cash interest expense at NBCUniversal and increased intangible asset expenditures.

Free cash flow for the year ended December 31, 2011 increased 30.1% to $7.0 billion compared to $5.4 billion in 2010. The increase in free cash flow primarily reflects growth in consolidated operating cash flow, partially offset by increases in working capital, cash interest expense, capital expenditures and intangible asset expenditures.

($ in millions) Free Cash Flow	4th Quarter			Full Year
	2010	2011	Growth	2010	2011*	Growth
Operating Cash Flow	$3,716	$4,916	32.3%	$14,596	$18,357	25.8%
Capital Expenditures	(1,532)	(1,522)	(0.6%)	(4,961)	(5,307)	7.0%
Cash Paid for Capitalized Software and Other Intangible Assets	(164)	(449)	173.8%	(536)	(954)	78.0%
Cash Interest Expense	(353)	(632)	79.0%	(1,983)	(2,441)	23.1%
Cash Taxes	(70)	(460)	NM	(1,864)	(1,626)	(12.8%)
Changes in Operating Assets and Liabilities	(10)	118	NM	(20)	(603)	NM
Noncash Share-Based Compensation	74	84	13.5%	300	344	14.7%
Proceeds from Investments and Distributions to Noncontrolling Interests	(3)	(2)	NM	60	(37)	NM
Adjustments for Nonoperating Items	32	(15)	NM	97	(31)	NM

Free Cash Flow (Incl. Economic Stimulus Packages)	$1,690	$2,038	20.6%	$5,689	$7,702	35.4%
Economic Stimulus Packages	(569)	(162)	(71.5%)	(301)	(693)	130.2%

Free Cash Flow	$1,121	$1,876	67.4%	$5,388	$7,009	30.1%
* Includes 11 months of NBCUniversal results.

Note: The definition of Free Cash Flow excludes any impact from the 2008-2011 Economic Stimulus packages. These amounts have been excluded from Free Cash Flow to provide an appropriate comparison. NM=comparison not meaningful.

Share Repurchases and Dividends. During the fourth quarter of 2011, Comcast repurchased 21.9 million of its common shares for $491 million. For the full year, Comcast repurchased 95.3 million of its common shares for $2.1 billion. In addition, Comcast made four cash dividend payments totaling $1.2 billion, resulting in a total return of capital to shareholders of $3.3 billion for 2011.

Today, Comcast announced that its Board of Directors has authorized a new $6.5 billion stock repurchase program. The company plans to repurchase $3.0 billion during 2012, subject to market conditions, representing a 40% increase over the $2.1 billion repurchased in 2011.

In addition, Comcast announced that it increased its dividend by 44% to $0.65 per share on an annualized basis. In accordance with the increase, the Board of Directors declared a quarterly cash dividend of $0.1625 a share on the company’s common stock, payable on April 25, 2012 to shareholders of record as of the close of business on April 4, 2012.

Pro Forma Financial Results

Pro forma results are presented as if the NBCUniversal transaction, which closed on January 28, 2011, and the Universal Orlando transaction, which closed on July 1, 2011, were effective on January 1, 2010. These results are based on historical results of operations, adjusted for the effects of acquisition accounting and eliminating the costs and expenses directly related to the transaction, and are not necessarily indicative of what the results would have been had Comcast operated NBCUniversal and Universal Orlando since January 1, 2010 (see Table 5 for reconciliations of pro forma financial information).

($ in millions)	4th Quarter			Full Year
Consolidated Pro Forma Results	2010	2011	Growth	2010	2011	Growth
Revenue	$14,601	$15,042	3.0%	$55,054	$57,661	4.7%
Operating Cash Flow (OCF)	$4,750	$4,916	3.5%	$17,629	$18,726	6.2%
OCF (excluding Olympics and acquisition-related accounting revisions and costs)	$4,750	$4,949	4.2%	$17,852	$19,066	6.8%

Consolidated Pro Forma Revenue increased 3.0% in the fourth quarter of 2011 to $15.0 billion compared to $14.6 billion in the fourth quarter of 2010. Consolidated Pro Forma Operating Cash Flow increased 3.5% to $4.9 billion compared to $4.8 billion in last year’s fourth quarter. Included in pro forma operating cash flow for the fourth quarter of 2011 are acquisition-related accounting revisions and costs totaling $33 million. Excluding these costs, pro forma consolidated operating cash flow increased 4.2% (see Table 6).

For the year ended December 31, 2011, consolidated pro forma revenue increased 4.7% to $57.7 billion compared to $55.1 billion in 2010. Excluding revenue generated by the 2010 Vancouver Olympics, pro forma revenue increased 6.2%. Consolidated pro forma operating cash flow increased 6.2% to $18.7 billion compared to $17.6 billion in 2010. Excluding the Olympics in 2010 and acquisition-related accounting revisions and costs, operating cash flow increased 6.8% to $19.1 billion (see Table 6). This year’s consolidated results were driven by strong growth at Cable Communications, which accounted for 65% of consolidated revenue and 82% of consolidated operating cash flow, as well as growth in Cable Networks and Theme Parks, which were partially offset by weaker results at Broadcast Television and Filmed Entertainment.

Cable Communications

Pro forma Cable Communications (“Cable”) results include video, high-speed internet, voice, advertising and business services operations and the businesses of Comcast Interactive Media that were not contributed to NBCUniversal. Pro forma Cable results exclude the regional sports networks, which were contributed to NBCUniversal.

($ in millions) (pro forma)	4th Quarter				Full Year
	2010	2011	Growth		2010	2011	Growth
Cable Communications Revenue
Video	$4,838	$4,901	1.3%		$19,363	$19,625	1.3%
High-Speed Internet	2,032	2,238	10.1%		7,958	8,735	9.8%
Voice	842	882	4.9%		3,300	3,503	6.2%
Advertising	602	546	(9.3%	)	2,020	2,005	(0.8%	)
Business Services	364	498	36.8%		1,267	1,791	41.4%
Other	372	405	9.1%		1,455	1,567	7.7%

Cable Communications Revenue	$9,050	$9,470	4.7%		$35,363	$37,226	5.3%
Cable Communications OCF	$3,703	$3,939	6.4%		$14,302	$15,288	6.9%
OCF Margin	40.9%	41.6%			40.4%	41.1%
Cable Communications Capital Expenditures	$1,504	$1,318	(12.4%	)	$4,853	$4,806	(1.0%	)
Percent of Cable Communications Revenue	16.6%	13.9%			13.7%	12.9%

Revenue. For the fourth quarter of 2011, Cable revenue increased 4.7% to $9.5 billion compared to $9.1 billion in the fourth quarter of 2010. This increase was driven by a 10.1% increase in high-speed internet revenue and a 36.8% increase in business services revenue. Advertising revenue decreased 9.3%, reflecting lower political advertising in the fourth quarter of 2011. Monthly average total revenue per video customer increased 7.1% to $141.24, reflecting a growing number of residential customers taking multiple products, rate adjustments and a higher contribution from business services.

For the year ended December 31, 2011, Cable revenue increased 5.3% to $37.2 billion compared to $35.4 billion in 2010. This increase was driven by a 9.8% increase in high-speed internet revenue and a 41.4% increase in business services revenue.

Operating Cash Flow. For the fourth quarter of 2011, Cable operating cash flow increased 6.4% to $3.9 billion compared to $3.7 billion in the fourth quarter of 2010, reflecting higher revenue and continued operational efficiencies, partially offset by an increase in video programming expense. This quarter’s operating cash flow margin was 41.6% compared to 40.9% in the fourth quarter of 2010.

For the year ended December 31, 2011, Cable operating cash flow increased 6.9% to $15.3 billion compared to $14.3 billion in 2010 reflecting higher revenue and operational efficiencies, partially offset by increases in video programming and marketing expenses. For the year, operating cash flow margin was 41.1% compared to 40.4% in 2010.

Capital Expenditures. For the fourth quarter of 2011, Cable capital expenditures decreased 12.4% to $1.3 billion, primarily reflecting lower spending on customer premise equipment. Cable capital expenditures equaled 13.9% of Cable revenue in the fourth quarter of 2011 compared to 16.6% in last year’s fourth quarter.

For the year ended December 31, 2011, Cable capital expenditures decreased 1.0% to $4.8 billion, reflecting scale efficiencies, including improved equipment pricing, partially offset by continuing investments in network infrastructure and the expansion of business services. Cable capital expenditures equaled 12.9% of Cable revenue in 2011 compared to 13.7% in 2010.

Customers. In the fourth quarter, combined video, high-speed internet and voice customers increased by 465,000, a 12.3% increase compared to fourth quarter 2010 net additions. For the year ended December 31, 2011, combined video, high-speed internet and voice customers increased by 1.4 million, an 11.0% increase compared to 2010 net additions, reflecting reduced video customer losses and increased high-speed internet customer additions. As of December 31, 2011, video, high-speed internet and voice customers totaled 49.8 million, an increase of 3.0% over the prior year.

(in thousands)	Customers		Net Adds
	YE 10	YE 11	4Q10	4Q11	2010	2011
Video Customers	22,802	22,343	(135)	(17)	(757)	(460)
High-Speed Internet Customers	16,988	18,147	292	336	1,058	1,159
Voice Customers	8,610	9,342	257	146	988	732

Combined Video, HSI and Voice Customers	48,401	49,832	414	465	1,289	1,431

NBCUniversal

Pro forma NBCUniversal results include its national cable networks, the NBC network and owned NBC affiliated local television stations, the Telemundo network and owned Telemundo affiliated local television stations, Universal Pictures filmed entertainment, the Universal theme parks, and other related assets. Comcast’s national cable networks, regional sports networks (RSNs), Daily Candy and Fandango, which were contributed to NBCUniversal, are also included in these results.

Revenue for NBCUniversal increased 0.8% to $5.7 billion in the fourth quarter of 2011. Operating Cash Flow decreased 6.8% to $1.1 billion compared to last year’s fourth quarter. Excluding acquisition-related accounting revisions and costs totaling $33 million in the fourth quarter of 2011, operating cash flow decreased 3.9% (see Table 6).

For the year ended December 31, 2011, NBCUniversal revenue of $21.1 billion increased 3.7% compared to $20.4 billion in 2010. Excluding the impact of the Vancouver Olympics in 2010, revenue increased 7.8%. Operating cash flow increased 2.3% to $3.8 billion compared to $3.7 billion in 2010. Excluding the Olympics in 2010 and acquisition-related accounting revisions and costs totaling $340 million in 2011, operating cash flow increased 5.2% to $4.1 billion (see Table 6).

($ in millions) (pro forma)	4th Quarter				Full Year
	2010	2011	Growth		2010	2011	Growth
NBCUniversal Revenue
Cable Networks	$2,095	$2,206	5.3%		$7,679	$8,496	10.6%
Broadcast Television	1,912	1,841	(3.7%	)	6,888	6,399	(7.1%	)
Filmed Entertainment	1,289	1,267	(1.8%	)	4,576	4,592	0.3%
Theme Parks	478	498	4.0%		1,600	1,989	24.3%
Headquarters, Other and Eliminations	(83)	(74)	11.5%		(369)	(352)	4.8%

NBCUniversal Revenue	$5,691	$5,738	0.8%		$20,374	$21,124	3.7%
NBCUniversal OCF
Cable Networks	$800	$923	15.3%		$3,166	$3,337	5.4%
Broadcast Television	55	(80)	NM		118	123	4.7%
Filmed Entertainment	172	89	(48.8%	)	230	24	(89.7%	)
Theme Parks	192	223	16.2%		591	867	46.6%
Headquarters, Other and Eliminations	(90)	(103)	(13.7%	)	(421)	(582)	(38.1%	)

NBCUniversal OCF	$1,129	$1,052	(6.8%	)	$3,684	$3,769	2.3%
Adjusted NBCUniversal OCF*
Cable Networks	$800	$930	16.2%		$3,166	$3,474	9.8%
Broadcast Television	55	(52)	NM		341	231	(32.2%	)
Filmed Entertainment	172	91	(47.6%	)	230	10	(95.8%	)
Theme Parks	192	191	(0.4%	)	591	835	41.2%
Headquarters, Other and Eliminations	(90)	(75)	17.2%		(421)	(441)	(4.9%	)

Adjusted NBCUniversal OCF*	$1,129	$1,085	(3.9%	)	$3,907	$4,109	5.2%
* Excludes the Olympics in 2010 and acquisition-related accounting revisions and costs in 2011. NM=comparison not meaningful

Cable Networks

For the fourth quarter of 2011, revenue from the Cable Networks segment increased 5.3% to $2.2 billion compared to $2.1 billion in the fourth quarter of 2010, primarily driven by a 10.4% increase in distribution revenue. Advertising revenue increased 2.0% this quarter, primarily reflecting the impact of four fewer days in our advertising calendar as well as fewer NBA games due to the lockout. Operating cash flow increased 15.3% to $923 million compared to $800 million in the fourth quarter of 2010, reflecting higher revenue and relatively flat programming, production and marketing costs resulting from lower programming and production activity in the fourth quarter and lower production costs due to fewer NBA games. Excluding acquisition-related accounting revisions, Cable Networks operating cash flow for the fourth quarter increased 16.2% to $930 million (see Table 6).

For the year ended December 31, 2011, revenue from the Cable Networks segment increased 10.6% to $8.5 billion compared to $7.7 billion in 2010, driven by a 10.9% increase in distribution revenue, an 8.7% increase in advertising revenue and an 18.7% increase in other revenue primarily due to increases in the licensing of owned content from the cable production studio. Operating cash flow increased 5.4% to $3.3 billion compared to $3.2 billion in 2010, reflecting higher revenue, partially offset by an increased investment in original programming and acquisition-related accounting revisions totaling $137 million. Excluding these accounting revisions, operating cash flow for 2011 increased 9.8% to $3.5 billion (see Table 6).

Broadcast Television

For the fourth quarter of 2011, revenue from the Broadcast Television segment decreased 3.7% to $1.8 billion compared to $1.9 billion in the fourth quarter of 2010, primarily reflecting ratings weakness at the NBC broadcast network, lower political advertising at NBC owned local stations and the impact of four fewer days in our advertising calendar. In the fourth quarter, the Broadcast Television segment generated an operating cash flow loss of $80 million compared to operating cash flow of $55 million in the fourth quarter of 2010, reflecting lower revenue as well as higher marketing costs and acquisition-related accounting revisions totaling $28 million. Excluding these accounting revisions, the fourth quarter 2011 Broadcast Television operating cash flow loss was $52 million (see Table 6).

For the year ended December 31, 2011, revenue from the Broadcast Television segment decreased 7.1% to $6.4 billion compared to $6.9 billion in 2010 which includes $782 million of revenue generated by the 2010 Vancouver Olympics. Excluding the impact of the Olympics, total broadcast revenue increased 4.8%. Advertising revenue excluding the impact of the Olympics increased 1% in 2011, primarily reflecting ratings weakness at the NBC broadcast network and lower political advertising at NBC owned local stations. Content licensing revenue increased $305 million or 23.3% primarily the result of a licensing agreement for prior season and library content. For 2011, operating cash flow increased 4.7% to $123 million compared to $118 million in 2010. Excluding the $223 million loss from the Olympics in 2010 and acquisition-related accounting revisions totaling $108 million in 2011, operating cash flow decreased $110 million or 32.2% to $231 million, primarily due to increased investment in primetime, news programming and local stations (see Table 6).

Filmed Entertainment

For the fourth quarter of 2011, revenue from the Filmed Entertainment segment decreased 1.8% to $1.3 billion, primarily driven by lower home entertainment and other revenue, partially offset by higher content licensing revenue. Fourth quarter operating cash flow decreased 48.8% to $89 million compared to $172 million in the fourth quarter of 2010, reflecting the decline in revenue and higher marketing costs in advance of 2012 theatrical releases. Excluding acquisition-related accounting adjustments, fourth quarter 2011 operating cash flow was $91 million (see Table 6).

For the year ended December 31, 2011, revenue from the Filmed Entertainment segment was flat at $4.6 billion reflecting higher theatrical revenue from the box office performance of Fast Five and Bridesmaids, as well as higher content licensing revenue, offset by lower home entertainment revenue and a decrease in other revenue due to fewer stage plays. Operating cash flow decreased 89.7% to $24 million. Excluding acquisition-related accounting revisions totaling $14 million, 2011 Filmed Entertainment operating cash flow was $10 million compared to $230 million in 2010 (see Table 6).

Theme Parks

Theme Parks results are presented as if the Universal Orlando transaction, which closed on July 1, 2011, was effective on January 1, 2010. As a result, Theme Parks segment revenue and operating cash flow includes the results of Universal Orlando, Universal Hollywood and international licensing fees.

For the fourth quarter of 2011, revenue from the Theme Parks segment increased 4.0% to $498 million compared to $478 million in the fourth quarter of 2010, driven by higher per capita spending at the Orlando and Hollywood parks. Fourth quarter operating cash flow increased 16.2% to $223 million compared to $192 million in the same period last year. Excluding acquisition-related accounting revisions totaling $32 million, operating cash flow was flat at $191 million (see Table 6).

For the year ended December 31, 2011, revenue from the Theme Parks segment increased 24.3% to $2.0 billion compared to $1.6 billion in 2010, driven by the strength of The Wizarding World of Harry PotterTM attraction in Orlando and the King KongTM attraction in Hollywood. Operating cash flow increased 46.6% to $867 million compared to $591 million in 2010. Excluding acquisition-related accounting revisions totaling $32 million, operating cash flow increased 41.2% to $835 million (see Table 6).

Headquarters, Other and Eliminations

NBCUniversal Headquarters, Other and Eliminations include overhead and eliminations between the NBCUniversal businesses. Also included in these expenses are non-recurring transaction-related costs during the fourth quarter of 2011 that totaled $28 million. For the year ended December 31, 2011, non-recurring transaction-related costs totaled $140 million.

Corporate, Other and Eliminations

Pro forma Corporate, Other and Eliminations includes corporate operations, Comcast-Spectacor and eliminations between Comcast’s businesses. For the quarter ended December 31, 2011, Corporate, Other and Eliminations revenue was ($166) million compared to ($140) million in 2010, reflecting reduced revenue due to the sale of the Philadelphia 76ers. The operating cash flow loss was $75 million compared to a loss of $82 million in the fourth quarter of 2010.

For the year ended December 31, 2011, Corporate, Other and Eliminations revenue was ($689) million compared to ($683) million in 2010. The operating cash flow loss was $331 million compared to a loss of $357 million in 2010, reflecting reduced corporate expenses.

Notes:

1

We define Operating Cash Flow as operating income before depreciation and amortization, excluding impairment charges related to fixed and intangible assets and gains or losses on the sale of assets, if any.

2

We define Free Cash Flow as Net Cash Provided by Operating Activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures, cash paid for intangible assets and cash distributions to non-controlling interests; and adjusted for any payments and receipts related to certain nonoperating items, net of estimated tax benefits. We do not present Free Cash Flow on a pro forma basis.

3	Earnings per share amounts are presented on a diluted basis.

All percentages are calculated on whole numbers. Differences may exist due to rounding.

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Conference Call Information

Comcast Corporation will host a conference call with the financial community today, February 15, 2012 at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on its Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 40671374. A replay of the call will be available starting at 12:30 p.m. ET on February 15, 2012, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Wednesday, February 22, 2012 at midnight ET, please dial (855) 859-2056 and enter the conference ID number 40671374. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

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Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

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About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the world’s leading media, entertainment and communications companies. Comcast is principally involved in the operation of cable systems through Comcast Cable Communications and in the development, production and distribution of entertainment, news, sports and other content for global audiences through NBCUniversal. Comcast Cable Communications is one of the nation’s largest video, high-speed Internet and phone providers to residential and business customers. Comcast is the majority owner and manager of NBCUniversal, which owns and operates entertainment and news cable networks, the NBC and Telemundo broadcast networks, local television station groups, television production operations, a major motion picture company and theme parks.

TABLE 1 Condensed Consolidated Statement of Income (Unaudited)

(in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Revenue	$9,721	$15,042	$37,937	$55,842

Operating costs and expenses	6,005	10,126	23,341	37,485

Operating cash flow	3,716	4,916	14,596	18,357

Depreciation expense	1,372	1,536	5,539	6,040
Amortization expense	331	462	1,077	1,596
	1,703	1,998	6,616	7,636

Operating income	2,013	2,918	7,980	10,721

Other income (expense)
Interest expense	(544)	(642)	(2,156)	(2,505)
Investment income (loss), net	78	156	288	159
Equity in net income (losses) of investees, net	(43)	5	(141)	(35)
Other income (expense), net	202	(51)	133	(133)
	(307)	(532)	(1,876)	(2,514)

Income before income taxes	1,706	2,386	6,104	8,207

Income tax expense	(673)	(801)	(2,436)	(3,050)

Net income from consolidated operations	1,033	1,585	3,668	5,157

Net (income) loss attributable to noncontrolling interests	(15)	(298)	(33)	(997)

Net income attributable to Comcast Corporation	$1,018	$1,287	$3,635	$4,160

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.36	$0.47	$1.29	$1.50

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.0945	$0.1125	$0.378	$0.45

Diluted weighted-average number of common shares	2,800	2,741	2,820	2,778

Note: Consolidated financial results include NBCUniversal as of January 28, 2011 and 100% of Universal Orlando as of July 1, 2011.

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2010	December 31, 2011
ASSETS

Current Assets
Cash and cash equivalents	$5,984	$1,620
Receivables, net	1,855	4,351
Programming rights	122	987
Other current assets	925	1,615
Total current assets	8,886	8,573

Film and television costs	460	5,227

Investments	6,670	9,854

Property and equipment, net	23,515	27,559

Franchise rights	59,442	59,376

Goodwill	14,958	26,874

Other intangible assets, net	3,431	18,165

Other noncurrent assets, net	1,172	2,190

	$118,534	$157,818

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$3,291	$5,705
Accrued participations and residuals	-	1,255
Accrued expenses and other current liabilities	3,143	4,914
Current portion of long-term debt	1,800	1,367
Total current liabilities	8,234	13,241

Long-term debt, less current portion	29,615	37,942

Deferred income taxes	28,246	29,932

Other noncurrent liabilities	7,862	13,034

Redeemable noncontrolling interests	143	16,014

Equity
Comcast Corporation shareholders’ equity	44,354	47,274
Noncontrolling interests	80	381
Total Equity	44,434	47,655

	$118,534	$157,818

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Twelve Months Ended December 31,
	2010	2011

OPERATING ACTIVITIES
Net income from consolidated operations	$3,668	$5,157
Adjustments to reconcile net income from consolidated operations to net cash provided by operating activities:
Depreciation and amortization	6,616	7,636
Amortization of film and television costs	187	6,787
Share-based compensation	300	344
Noncash interest expense (income), net	141	146
Equity in net (income) losses of investees, net	141	35
Cash received from investees	-	311
Net (gain) loss on investment activity and other	(267)	23
Deferred income taxes	549	1,058
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in receivables, net	(131)	(18)
Change in film and television costs	(191)	(7,080)
Change in accounts payable and accrued expenses related to trade creditors	37	(45)
Change in other operating assets and liabilities	129	(9)

Net cash provided by operating activities	11,179	14,345

INVESTING ACTIVITIES
Capital expenditures	(4,961)	(5,307)
Cash paid for intangible assets	(536)	(954)
Acquisitions, net of cash acquired	(183)	(6,407)
Proceeds from sales of businesses and investments	99	277
Purchases of investments	(260)	(135)
Other	130	18

Net cash provided by (used in) investing activities	(5,711)	(12,508)

FINANCING ACTIVITIES
Proceeds from (repayments of) short-term borrowings, net	-	544
Proceeds from borrowings	3,420	-
Repurchases and repayments of debt	(1,153)	(3,216)
Repurchases and retirements of common stock	(1,200)	(2,141)
Dividends paid	(1,064)	(1,187)
Issuances of common stock	34	283
Distributions to noncontrolling interests	(67)	(325)
Other	(125)	(159)

Net cash provided by (used in) financing activities	(155)	(6,201)

Increase (decrease) in cash and cash equivalents	5,313	(4,364)

Cash and cash equivalents, beginning of period	671	5,984

Cash and cash equivalents, end of period	$5,984	$1,620

Note: Consolidated financial results include NBCUniversal as of January 28, 2011 and 100% of Universal Orlando as of July 1, 2011.

TABLE 4 Supplemental Information Alternate Presentation of Net Cash Provided by Operating Activities and Free Cash Flow (Unaudited)

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011

Operating income	$2,013	$2,918	$7,980	$10,721
Depreciation and amortization	1,703	1,998	6,616	7,636
Operating income before depreciation and amortization	3,716	4,916	14,596	18,357
Noncash share-based compensation expense	74	84	300	344
Changes in operating assets and liabilities	(10)	118	(20)	(603)
Cash basis operating income	3,780	5,118	14,876	18,098
Payments of interest	(353)	(632)	(1,983)	(2,441)
Payments of income taxes	(70)	(460)	(1,864)	(1,626)
Proceeds from interest, dividends and other nonoperating items	90	113	150	314
Net Cash Provided by Operating Activities	$3,447	$4,139	$11,179	$14,345
Capital expenditures	(1,532)	(1,522)	(4,961)	(5,307)
Cash paid for capitalized software and other intangible assets	(164)	(449)	(536)	(954)
Distributions to other non-controlling interests	-	(88)	-	(325)
Nonoperating items	(61)	(42)	7	(57)
Free cash flow (including Economic stimulus packages)	$1,690	$2,038	$5,689	$7,702
Economic stimulus packages	(569)	(162)	(301)	(693)
Total Consolidated Free Cash Flow	$1,121	$1,876	$5,388	$7,009

Reconciliation of EPS Excluding Costs of the NBCUniversal Transaction and Non-Recurring Transactions (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions, except per share data)	2010		2011		2010		2011
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)

Net Income attributable to Comcast Corporation	$1,018	$0.36	$1,287	$0.47	$3,635	$1.29	$4,160	$1.50
Growth %			26.4%	30.6%			14.5%	16.3%

Unfavorable Income Tax Adjustments (2)	-	-	-	-	-	-	137	0.05
Comcast Costs Related to the NBCUniversal Transaction, net of tax (3)	37	0.01	-	-	130	0.04	51	0.02
NBCUniversal Transaction-Related Costs, net of tax(4)	-	-	9	0.00	-	-	29	0.01
Goodwill impairment charges (5)	76	0.03	-	-	76	0.03	-	-
Gain on sale of an equity method investment (6)	(88)	(0.03)	-	-	(88)	(0.03)	-	-
Recoveries in connection with the resolution of a contingency of an acquired company (7)	(68)	(0.02)	-	-	(68)	(0.02)	-	-

Net Income attributable to Comcast Corporation
(excluding Costs of the NBCUniversal Transaction and Non-Recurring Transactions)	$975	$0.35	$1,296	$0.47	$3,685	$1.31	$4,377	$1.58

Growth %			32.8%	34.3%			18.8%	20.6%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)	2011 Net Income attributable to Comcast Corporation includes an unfavorable tax adjustment due to new state tax legislation of $137 million in total.

(3)

4th quarter 2010 Net Income attributable to Comcast Corporation includes $23 million of operating costs and expenses, $1 million of interest expense and $38 million of other expense ($62 million in total, $37 million net of tax) related to the NBCUniversal transaction. 2010 year to date Net Income attributable to Comcast Corporation includes $80 million of operating costs and expenses, $7 million of interest expense and $129 million of other expense ($216 million in total, $130 million net of tax) related to the NBCUniversal transaction. 2011 year to date Net Income attributable to Comcast Corporation includes $63 million of operating costs and expenses and $16 million of other expense ($80 million in total, $51 million net of tax) related to the NBCUniversal transaction.

(4)

1st quarter 2011 Net Income attributable to Comcast Corporation includes $44 million in transaction-related costs, $14 million net of tax and non-controlling interest. 2nd quarter 2011 Net Income attributable to Comcast Corporation includes $6 million in transaction-related costs, $2 million net of tax and non-controlling interest. 3rd quarter 2011 Net Income attributable to Comcast Corporation includes $14 million in transaction-related costs, $4 million net of tax and non-controlling interest. 4th quarter 2011 Net Income attributable to Comcast Corporation includes $28 million in transaction-related costs, $9 million net of tax and non-controlling interest. 2011 year to date Net Income attributable to Comcast Corporation includes $92 million in transaction-related costs, $29 million net of tax and non-controlling interest.

(5)	4th quarter 2010 Net income attributable to Comcast Corporation includes goodwill impairment charges of $76 million.

(6)	4th quarter 2010 Net Income attributable to Comcast Corporation includes a gain on sale of an equity method investment of $141 million in total, $88 million net of tax.

(7)

4th quarter 2010 Net Income attributable to Comcast Corporation includes recoveries in connection with the resolution of a contingency of an acquired company of $108 million in total, $68 million net of tax.

Note: Consolidated financial results include NBCUniversal as of January 28, 2011 and 100% of Universal Orlando as of July 1, 2011. Minor differences may exist due to rounding.

TABLE 5 Reconciliation of GAAP to Pro Forma(1) Financial Information (Unaudited)

							Corporate, Other
	GAAP				NBCUniversal		and Eliminations		Total
								Pro Forma
(in millions)			Corporate,			Pro		Corporate,		Total
	Cable	Total	Other and		Pro Forma	Forma	Pro Forma	Other and	Pro Forma	Pro
	Communications	NBCU	Eliminations	Total	Adjustments(1)	NBCU	Adjustments(1)	Eliminations	Adjustments(1)	Forma
Three Months Ended December 31, 2010
Revenue	$9,050	$694	($23)	$9,721	$4,997	$5,691	($117)	($140)	$4,880	$14,601
Operating Costs and Expenses	5,347	575	83	6,005	3,987	4,562	(141)	(58)	3,846	9,851
Operating Cash Flow	$3,703	$119	($106)	$3,716	$1,010	$1,129	$24	($82)	$1,034	$4,750
Three Months Ended December 31, 2011
Revenue	$9,470	$5,738	($166)	$15,042	-	$5,738	-	($166)	-	$15,042
Operating Costs and Expenses	5,531	4,686	(91)	10,126	-	4,686	-	(91)	-	10,126
Operating Cash Flow	$3,939	$1,052	($75)	$4,916	-	$1,052	-	($75)	-	$4,916

Twelve Months Ended December 31, 2010
Revenue	$35,363	$2,719	($145)	$37,937	$17,655	$20,374	($538)	($683)	$17,117	$55,054
Operating Costs and Expenses	21,061	1,987	293	23,341	14,703	16,690	(619)	(326)	14,084	37,425
Operating Cash Flow	$14,302	$732	($438)	$14,596	$2,952	$3,684	$81	($357)	$3,033	$17,629
Twelve Months Ended December 31, 2011
Revenue	$37,226	$19,260	$644	$55,842	$1,864	$21,124	($45)	($689)	$1,819	$57,661
Operating Costs and Expenses	21,938	15,798	(251)	37,485	1,557	17,355	(107)	(358)	1,450	38,935
Operating Cash Flow	$15,288	$3,462	($393)	$18,357	$307	$3,769	$62	($331)	$369	$18,726

(1)

Pro Forma information is presented as if the NBCUniversal transaction and the acquisition of the remaining 50% interest of Universal Orlando occurred January 1, 2010. Pro forma data does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated the NBCUniversal contributed businesses or Universal Orlando since January 1, 2010, nor of our future results.

Reconciliation of GAAP to Pro Forma(1) NBCUniversal Segment Financial Information (Unaudited)

	2010			2011
							Pro Forma Combined
	Actual(2)	Pro Forma(3)	Pro Forma Combined(4)	Actual(2)	Pro Forma(3)	Pro Forma Combined(4)	Increase/(Decrease)
	Comcast Content Business	NBCUniversal Businesses	Twelve Months Ended December 31	Twelve Months Ended December 31	NBCUniversal Businesses	Twelve Months Ended December 31	$	%
Revenue
Cable Networks	$2,719	$4,960	$7,679	$8,108	$388	$8,496	$817	10.6%
Broadcast Television	-	6,888	6,888	5,935	464	6,399	(489)	(7.1%)
Filmed Entertainment	-	4,576	4,576	4,239	353	4,592	16	0.3%
Theme Parks	-	1,600	1,600	1,874	115	1,989	389	24.3%
Headquarters, other and eliminations	-	(369)	(369)	(896)	544	(352)	17	4.8%
Total Revenue	$2,719	$17,655	$20,374	$19,260	$1,864	$21,124	$750	3.7%

Operating Cash Flow
Cable Networks	$732	$2,434	$3,166	$3,185	$152	$3,337	$171	5.4%
Broadcast Television	-	118	118	138	(15)	123	5	4.7%
Filmed Entertainment	-	230	230	27	(3)	24	(206)	(89.7%)
Theme Parks	-	591	591	830	37	867	276	46.6%
Headquarters, other and eliminations	-	(421)	(421)	(718)	136	(582)	(161)	(38.1%)
Total Operating Cash Flow	$732	$2,952	$3,684	$3,462	$307	$3,769	$85	2.3%

(1)

Pro Forma information is presented as if the NBCUniversal transaction and the acquisition of the remaining 50% interest of Universal Orlando occurred January 1, 2010. Pro forma data does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated the NBCUniversal contributed businesses or Universal Orlando since January 1, 2010, nor of our future results.

(2)

Actual amounts for our reportable segments include the results of operations for the Comcast Content Business for 2011 and 2010, and the results of operations for the NBCUniversal acquired businesses and Universal Orlando for the period January 29, 2011 through December 31, 2011. Headquarters, other and eliminations includes the elimination of the results of operations of Universal Orlando for the period January 29, 2011 through June 30, 2011 in order to reconcile to our condensed consolidated financial statements because Universal Orlando was recorded as an equity method investment during that period.

(3)

Pro forma amounts include the results of operations for the NBCUniversal acquired businesses and Universal Orlando for the period January 1, 2011 through January 28, 2011 and for the year ended December 31, 2010. These amounts also include pro forma adjustments as if the NBCUniversal and Universal Orlando transactions had occurred on January 1, 2010, including the effects of acquisition accounting and the elimination of operating costs and expenses directly related to the transactions, but do not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what the results would have been had we operated the businesses since January 1, 2010.

(4)

Pro forma combined amounts represent our pro forma results of operations as if the NBCUniversal and Universal Orlando transactions had occurred on January 1, 2010 but are not necessarily indicative of what the results would have been had we operated the businesses since January 1, 2010.

TABLE 6 Reconciliation of Consolidated Pro Forma Revenue and Operating Cash Flow Excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2010	2011	Growth %	2010	2011	Growth %
Revenue	$14,601	$15,042	3.0%	$55,054	$57,661	4.7%

2010 Olympics	-	-		(782)	-

Revenue excluding 2010 Olympics	$14,601	$15,042	3.0%	$54,272	$57,661	6.2%

	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$4,750	$4,916	3.5%	$17,629	$18,726	6.2%

2010 Olympics	-	-		223	-
Acquisition Accounting Revisions (1)	-	5		-	200
NBCUniversal Transaction-Related Costs(2)	-	28		-	140

Operating Cash Flow excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs	$4,750	$4,949	4.2%	$17,852	$19,066	6.8%

Reconciliation of Consolidated Pro Forma NBCUniversal Revenue and Operating Cash Flow Excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2010	2011	Growth %	2010	2011	Growth %
Revenue	$5,691	$5,738	0.8%	$20,374	$21,124	3.7%

2010 Olympics	-	-		(782)	-

Revenue excluding 2010 Olympics	$5,691	$5,738	0.8%	$19,592	$21,124	7.8%

	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$1,129	$1,052	(6.8%)	$3,684	$3,769	2.3%

2010 Olympics	-	-		223	-
Acquisition Accounting Revisions (1)	-	5		-	200
NBCUniversal Transaction-Related Costs(2)	-	28		-	140

Operating Cash Flow excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs	$1,129	$1,085	(3.9%)	$3,907	$4,109	5.2%

Reconciliation of Pro Forma Cable Networks Operating Cash Flow Excluding Acquisition Accounting Revisions (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2010	2011	Growth %	2010	2011	Growth %
Operating Cash Flow	$800	$923	15.3%	$3,166	$3,337	5.4%
Acquisition Accounting Revisions (1)	-	7		-	137

Operating Cash Flow excluding Acquisition Accounting Revisions	$800	$930	16.2%	$3,166	$3,474	9.8%

Reconciliation of Pro Forma Broadcast Television Revenue and Operating Cash Flow Excluding 2010 Olympics and Acquisition Accounting Revisions (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Revenue	$1,912	$1,841	(3.7%)	$6,888	$6,399	(7.1%)

2010 Olympics	-	-		(782)	-

Revenue excluding 2010 Olympics	$1,912	$1,841	(3.7%)	$6,106	$6,399	4.8%

	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$55	($80)	(245.2%)	$118	$123	4.7%

2010 Olympics	-	-		223	-
Acquisition Accounting Revisions (1)	-	28		-	108
Operating Cash Flow excluding 2010 Olympics and Acquisition Accounting Revisions	$55	($52)	(194.1%)	$341	$231	(32.2%)

Reconciliation of Pro Forma Filmed Entertainment Operating Cash Flow Excluding Acquisition Accounting Revisions (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$172	$89	(48.8%)	$230	$24	(89.7%)

Acquisition Accounting Revisions (1)	-	2		-	(14)

Operating Cash Flow excluding Acquisition Accounting Revisions	$172	$91	(47.6%)	$230	$10	(95.8%)

Reconciliation of Pro Forma Theme Parks Operating Cash Flow Excluding Acquisition Accounting Revisions (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2010	2011	Growth %	2010	2011	Growth %
Operating Cash Flow	$192	$223	16.2%	$591	$867	46.6%

Acquisition Accounting Revisions (1)	-	(32)		-	(32)

Operating Cash Flow excluding Acquisition Accounting Revisions	$192	$191	(0.4%)	$591	$835	41.2%

(1)	Acquisition accounting revisions include the effect of changes in estimates related to the acquisitions of NBCUniversal and Universal Orlando.

(2)	NBCUniversal transaction-related costs are associated with severance and other related compensation charges.

Note: Minor differences may exist due to rounding.